Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Holly H. Pattison

U.S. Bank National Association

1350 Euclid Avenue

Cleveland, OH 44115

(216) 623-5976

(Name, address and telephone number of agent for service)

The J. M. Smucker Company

(Issuer with respect to the Securities)

Ohio	34-0538550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Strawberry Lane Orville, Ohio	44667
(Address of Principal Executive Offices)	(Zip Code)

1.750% Notes Due 2018

2.500% Notes Due 2020

3.000% Notes Due 2022

3.500% Notes Due 2025

4.250% Notes Due 2035

4.375% Notes Due 2045

(Title of the Indenture Securities)

See Table of Additional Registrants

(As Guarantors)

Table of Additional Registrants

The following domestic subsidiaries of The J. M. Smucker Company are guarantors of the new notes and are co-registrants:

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
J.M. Smucker LLC	Ohio	2033	03-0434070
The Folgers Coffee Company	Delaware	2090	26-1708101

*	Both subsidiary guarantor registrants have the following principal executive office:

c/o The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

(330) 682-3000

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, Ohio on the 30th of June, 2015.

By:	/s/ Holly H. Pattison
Holly H. Pattison
Vice President

Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

January 21, 2015, 1 have hereunto

subscribed my name and caused my seal

of office to be affixed to these presents at

the U.S. Department of the Treasury, in

the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No, 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

January 21, 2015, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 30, 2015

By:	/s/ Holly H. Pattison
Holly H. Pattison
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2015

($000’s)

3/31/2015
Assets
Cash and Balances Due From Depository Institutions	$14,048,386
Securities	101,980,067
Federal Funds	48,958
Loans & Lease Financing Receivables	248,152,881
Fixed Assets	4,794,618
Intangible Assets	12,898,132
Other Assets	23,440,131

Total Assets	$405,363,173
Liabilities
Deposits	$297,444,787
Fed Funds	1,856,185
Treasury Demand Notes	0
Trading Liabilities	1,179,175
Other Borrowed Money	46,898,693
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	12,682,543

Total Liabilities	$363,711,383
Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	26,511,651
Minority Interest in Subsidiaries	855,539

Total Equity Capital	$41,651,790
Total Liabilities and Equity Capital	$405,363,173